As filed with the Securities and Exchange Commission on November 25, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lockheed Martin Corporation

(Exact name of registrant as specified in its charter)

Maryland	52-1893632
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Dedman

Vice President and Associate General Counsel

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering Price (3)	Amount of registration fee
Common stock, par value $1.00 per share	1,939,200	$69.74	$135,239,808	$5,314.93

(1)	The shares of common stock covered by this registration statement previously were covered by registration statements on Form S-3 (File Nos. 033-58067 and 333-43048) (collectively, the “Prior Registration Statements”). Pursuant to SEC Rule 415(a)(6), this registration statement covers the 1,939,200 shares of unsold common stock under the Prior Registration Statements, and the offering under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.

(2)	Estimated solely for purposes of calculating the registration fee. Calculated on the basis of the average high and low prices of the registrant’s common stock, as reported by the New York Stock Exchange on November 20, 2008, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

PROSPECTUS

Lockheed Martin Direct Invest

Lockheed Martin Corporation (“Lockheed Martin”) is pleased to offer you the opportunity to participate in Lockheed Martin Direct Invest, a convenient direct stock purchase and dividend reinvestment program available for new investors to make an initial investment in Lockheed Martin common stock and for existing stockholders to increase their holdings of Lockheed Martin common stock. Program highlights include:

•	Purchasing Lockheed Martin common stock without paying fees or brokerage commissions.

•	Reinvesting dividends automatically at no cost.

•	Buying additional shares of Lockheed Martin common stock by check or automatic deduction from your bank account.

•	Transferring and selling shares of Lockheed Martin common stock easily.

This prospectus relates to 1,939,200 shares of Lockheed Martin common stock, par value $1.00 per share, to be offered for purchase under the program.

Lockheed Martin common stock is listed on the New York Stock Exchange under the trading symbol “LMT.”

Please read this prospectus carefully and keep it and all account statements for future reference. If you have any questions about the program, please call Computershare Trust Company, N.A. (“Computershare”), the program administrator, toll-free at 1-877-498-8861, 24 hours a day, seven days a week. Customer service representatives are available between the hours of 9:00 a.m. and 5:00 p.m. Eastern time, Monday through Friday. Computershare’s website is www.computershare.com/investor.

The shares of Lockheed Martin common stock being offered are not insured or protected by any governmental agency, and involve investment risk, including the possible loss of principal. The payment of dividends by Lockheed Martin is discretionary and dividend payments may increase, decrease or be eliminated altogether at the discretion of Lockheed Martin’s Board of Directors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or country where the offer or sale is not permitted. To the extent required by applicable law in certain jurisdictions, shares offered through the program are offered only through a registered broker-dealer in those jurisdictions.

The date of this prospectus is November 25, 2008.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”).

We have not authorized anyone to give any information or to make any representations concerning common stock except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus or any documents incorporated by reference into this prospectus. If anyone gives any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the common stock. This prospectus is not an offer to sell or a solicitation of an offer to buy common stock in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of our common stock, as an indication that there has been no change in our affairs since the date of this prospectus.

Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the registration statement on Form S-3 we filed with the SEC on November 25, 2008, which can be read at the SEC web site or at the SEC offices mentioned under the headings “Where To Find Additional Information” and “Incorporation of Certain Information by Reference.” The registration statement also includes exhibits. Statements contained in this prospectus, any prospectus supplement, or that are incorporated by reference into this prospectus or a prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where To Find Additional Information” and “Incorporation of Certain Information by Reference.”

As used in this prospectus, unless otherwise indicated, “Lockheed Martin,” “the company,” “we,” “our” and “us” are used interchangeably to refer to Lockheed Martin Corporation or to Lockheed Martin Corporation and its consolidated subsidiaries, as appropriate to the context.

LOCKHEED MARTIN CORPORATION

We principally research, design, develop, manufacture, integrate, operate and sustain advanced technology systems and products, and provide a broad range of management, engineering, technical, scientific, logistic and information services. We mainly serve customers in domestic and international defense, civil agencies and homeland security. Our principal customers are agencies of the U.S. Government, including the Department of Defense, and our main areas of focus are in defense, space, intelligence, homeland security and government information technology.

We are a Maryland corporation formed in March 1995 by combining the businesses of Lockheed Corporation and Martin Marietta Corporation. Our principal executive offices are located at 6801 Rockledge Drive, Bethesda, Maryland 20817, and our telephone number at that address is (301) 897-6000. Our website home page on the Internet is www.lockheedmartin.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, and it is not incorporated by reference into this prospectus.

RISK FACTORS

An investment in our common stock involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement, before making an investment decision, including those risks identified under “Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to our common stock, may be included in a prospectus supplement that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our common stock to decline.

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated by reference which, to the extent that they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, and are based on our current expectations and assumptions. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “forecast” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results could differ materially because of factors such as: the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including changes to respond to election cycles, Congressional actions, Department of Defense reviews, budgetary constraints and cost-cutting initiatives); the impact of economic recovery and stimulus plans and continued military operations in Iraq and Afghanistan on funding for existing defense programs; the award or termination of contracts; returns or losses on pension plan assets, interest and discount rates, and other changes that may impact pension plan assumptions; changes in counter-party credit risk exposure; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of product deliveries; materials availability and performance by key suppliers, subcontractors and customers; charges from any future impairment reviews that may result in the recognition of losses and a reduction in the book value of goodwill or other long-term assets; the future impact of legislation, changes in accounting interpretations or pronouncements, tax rules, or export policies; the future impact of acquisitions or divestitures, joint ventures or teaming arrangements; the outcome of legal proceedings and other contingencies (including lawsuits, government/regulatory investigations or audits, and environmental remediation efforts); the competitive environment for our products and services; and economic, business and political conditions domestically and internationally.

These are only some of the factors that may affect the forward-looking statements contained in this prospectus and the documents incorporated by reference. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see our filings with the SEC including, but not limited to, the discussions of “Government Contracts and Regulations” and “Risk Factors” on page 16, and pages 18 through 24, respectively, of our Annual Report on Form 10-K for the year ended December 31, 2007; “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on pages 19 through 30 of our Form 10-Q for the period ended September 28, 2008; and “Note 4—Postretirement Benefit Plans” and “Note 5—Legal Proceedings and Contingencies” of the Notes to Consolidated Financial Statements of the Unaudited Consolidated Financial Statements on page 9 and pages 9 through 12, respectively, included in our Form 10-Q for the period ended September 28, 2008.

Our actual financial results likely will be different from those projected due to the inherent nature of projections. Given these uncertainties, you should not rely on forward-looking statements in making investment decisions. The forward-looking statements contained in this prospectus and the documents incorporated by reference speak only as of the date of its filing. We expressly disclaim a duty to provide updates to forward-looking statements after the date of this prospectus and the documents incorporated by reference to reflect subsequent events that have occurred, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this prospectus and the documents incorporated by reference are intended to be subject to the safe harbor protection provided by the federal securities laws.

INFORMATION ABOUT THE DIRECT INVEST PROGRAM

The following questions and answers explain and constitute the governing document for Lockheed Martin Direct Invest.

1.	What is Lockheed Martin Direct Invest?

Lockheed Martin Direct Invest is a convenient direct stock purchase and dividend reinvestment program available for new investors to make an initial investment in Lockheed Martin common stock and for existing stockholders to increase their holdings of Lockheed Martin common stock. Participants in the program may elect to have dividends automatically reinvested in Lockheed Martin common stock and/or to make optional cash investments through our program administrator, Computershare.

Participation in Lockheed Martin Direct Invest is entirely voluntary, and we give no advice regarding your decision to join the program. If you decide to participate in this program, an enrollment form and reply envelope are enclosed for your convenience. Enrollment forms are also available by contacting Computershare at the address listed in Question 25.

2.	What options are available under the program?

Lockheed Martin Direct Invest allows participants to:

•	open a program account with an initial investment of as little as $250 by check, or by authorizing automatic deductions from a U.S. bank account;

•	have all or part of your Lockheed Martin common stock dividends automatically reinvested at no cost in additional shares of Lockheed Martin common stock;

•

increase your holdings of Lockheed Martin common stock under the program by making additional investments of as little as $50, including the option to make automatic purchases by authorizing deductions from a U.S. bank account;

•

purchase Lockheed Martin common stock in whole dollar amounts, rather than a specific quantity of shares, with the appropriate number of full and fractional shares credited to your Lockheed Martin Direct Invest account;

•	make gifts of stock to family members and others at no charge by transferring Lockheed Martin common stock to another account, new or old, or by making an initial investment;

•	deposit common stock certificates in the program’s share safekeeping feature and have your ownership of common stock maintained on Computershare’s records in book-entry form; and

•	receive regular statements indicating activity in your program account.

Please refer to Question 8 for additional information regarding dividend reinvestment options and Question 9 for further information regarding the methods of making additional cash investments.

Please retain all account statements for your records. The statements contain important tax and other information.

3.	Who is eligible to participate in Lockheed Martin Direct Invest?

All U.S. citizens are eligible to participate in Lockheed Martin Direct Invest, whether or not they are currently stockholders of Lockheed Martin.

If you are not a U.S. citizen, you can participate in Lockheed Martin Direct Invest, provided there are not any laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of Lockheed Martin Direct Invest. Lockheed Martin reserves the right to terminate participation of any stockholder if it deems it advisable under any foreign laws or regulations. All program funds must be in U.S. funds and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Please contact your local bank for details on how to make the transaction.

4.	How does a Lockheed Martin stockholder enroll in the program?

If you are already a Lockheed Martin stockholder of record (that is, if you own shares that are registered in your name, not your broker’s name) but you are not enrolled in Lockheed Martin Direct Invest, you may enroll in the program simply by completing and returning the enclosed enrollment authorization form to Computershare or by calling Computershare directly at 1-877-498-8861. You may obtain additional enrollment authorization forms at any time upon request to Computershare.

5.	I already own shares, but they are held by my bank or broker and registered in “street name.” Can I use those shares to participate in the program?

Yes. To become a participant, you may choose from among the following three options:

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If your shares of Lockheed Martin common stock are registered in the name of a bank, broker or other nominee, you may arrange for that bank, broker or nominee to register at least one share directly in your name in order to become eligible to participate in Lockheed Martin Direct Invest. Once at least one share is registered in your name, you can complete an enrollment authorization form as described in Question 4.

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If your shares of Lockheed Martin common stock are registered in the name of a bank, broker or other nominee, you may make arrangements to have your bank, broker or nominee participate in Lockheed Martin Direct Invest on your behalf. To do so, your bank, broker or nominee must sign and return a Broker and Nominee Authorization Form.

•	You may enroll in the program in the same manner as someone who is not currently a Lockheed Martin stockholder, as described in Question 6.

6.	I am not currently a Lockheed Martin stockholder. How do I enroll in Lockheed Martin Direct Invest?

If you do not currently own any Lockheed Martin common stock and you wish to become a stockholder and a participant in Lockheed Martin Direct Invest, you may enroll in the program by completing an initial enrollment form and making an initial investment of at least $250 but no more than $10,000. To make your initial investment, you may either:

•	include with your initial investment form, a check, money order or bank draft made payable to “Computershare—Lockheed Martin” in an amount equal to at least $250;

•	authorize a one-time online investment of at least $250; or

•

authorize automatic deductions of $50 per transaction from a U.S. bank account for at least five consecutive purchases. Automatic deductions will continue indefinitely, beyond the initial five purchases, until you notify Computershare by telephone or in writing that the automatic deductions are to stop. An authorization form for automatic deductions is included with the initial investment form.

7.	Are there costs associated with participation?

You will incur no fees or brokerage commissions for purchases you make under Lockheed Martin Direct Invest. Lockheed Martin will pay all costs of purchases of the shares and administration of the program. If you instruct Computershare to sell some or all of your shares, you will be charged a service fee and a per share processing fee. See Question 20 “How may I sell shares I hold through Lockheed Martin Direct Invest?” for more information.

8.	What are the dividend reinvestment options?

As a participant in the program, you may elect to reinvest all, part or none of the dividends on your Lockheed Martin common stock for the purchase of additional shares. The options available to you are as follows:

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Full Dividend Reinvestment. If you select this option, Computershare will apply all of your dividends on all Lockheed Martin common stock registered in your name toward the purchase of more shares of Lockheed Martin common stock.

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Partial Dividend Reinvestment. If you select this option, Computershare will pay you dividends in cash on the number of shares of Lockheed Martin common stock that you specify on your enrollment form and apply the balance of your dividends toward the purchase of more shares of Lockheed Martin common stock.

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All Dividends Paid in Cash (No Dividend Reinvestment). If you select this option, your dividends will not be reinvested. Instead, you will receive payment by check or automatic deposit (at your option) for all of your cash dividends.

Computershare will continue to reinvest your dividends as you have indicated on your enrollment form until you specify otherwise. You may change your election at any time by either completing and submitting a new enrollment form or by contacting Computershare directly at 1-877-498-8861 or online at www.computershare.com/investor. No matter which reinvestment option you have selected, you may make optional cash investments as described in Question 9.

9.	How do I make an additional investment?

You may make optional cash investments by choosing among the following three options:

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Check Investment. You may make optional cash investments in Lockheed Martin common stock by sending to Computershare a check for the purchase of additional shares. The check must be made payable to “Computershare—Lockheed Martin” in U.S. dollars and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Computershare will not accept cash, money orders, traveler’s checks or third party checks. All checks should be sent to Computershare at the address listed on the tear-off form section attached to each account statement you receive, or if making an investment when enrolling, with your enrollment form.

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Online Investment. At any time, participants may make optional cash investments through Computershare’s website, www.computershare.com/investor, and authorizing a one-time online bank debit from an account at U.S. bank or financial institution. You should refer to the online confirmation for the account debit date and investment date.

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Automatic Investment from a Bank Account. As an alternative to sending checks, you may elect to have funds automatically withdrawn from your checking or savings account at a U.S. bank. You may elect the automatic deduction option by completing and signing a direct debit authorization form and returning this form to Computershare, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional authorization forms are available through Computershare. You may also enroll online through www.computershare.com/investor. Your authorization form for automatic deductions will be processed and will become effective as promptly as practical. You should allow four to six weeks for the first investment to be initiated using this automatic deduction feature. Once automatic deductions begin, funds will be withdrawn from your bank account on either the first or fifteenth day of each month, or both (at your option), or the next business day if either of those days is not a business day. Those funds normally will be invested within five business days. You may change the amount of money or terminate automatic deductions by either calling Computershare directly at 1-877-498-8861 or by completing and submitting to Computershare a new direct debit authorization form or online at www.computershare.com/investor. To be effective for a particular investment date, Computershare must receive your new instructions at least six business days before the investment date. See Question 12 for information regarding investment dates.

10.	What are the minimum and maximum amounts for additional investments?

In addition to increasing your holdings of Lockheed Martin common stock through the reinvestment of dividends, you may make optional cash investments in Lockheed Martin common stock at any time. Your optional cash investment must be at least $50 up to a maximum of $50,000,000 in any calendar year. Whether participating through the use of a check, one-time online investment, or through the automatic deduction feature, the $50 minimum per transaction applies. If you are not a Lockheed Martin stockholder and are a first-time investor in the program, your initial investment must be for at least $250 and cannot exceed $10,000. See Question 6 for additional information regarding an initial investment.

Optional cash investments will be returned to you upon your request provided that Computershare receives your request at least two business days prior to the investment date.

11.	What is the source of Lockheed Martin common stock purchased through the program?

At Lockheed Martin’s option, shares may be purchased in the open market through a registered broker-dealer or directly from Lockheed Martin. Share purchases in the open market may be made on any stock exchange where Lockheed Martin common stock is traded or by negotiated transactions on terms as Computershare may reasonably determine. Neither Lockheed Martin nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

12.	When will shares be purchased under the program?

General. Direct purchases from Lockheed Martin of authorized but unissued shares of Lockheed Martin common stock will be made on the relevant “investment date.” Purchases on the open market will begin on the investment date and will be completed no later than 30 days from such date, except where completion at a later date is necessary or advisable under any applicable federal securities laws.

Optional Cash Investments. Computershare will normally invest any initial and additional cash investments by check, online investment, or by automatic deductions from a U.S. bank account, towards the purchase of Lockheed Martin common stock no later than five business days after receipt of the investment. Computershare will determine the actual investment date for initial and additional cash investments.

Dividend Reinvestments. The investment date for reinvested cash dividends will be the dividend payment date. If the investment date falls on a date when the New York Stock Exchange is closed, the investment date will be the next day that the New York Stock Exchange is open. If Computershare receives your enrollment form requesting reinvestment of dividends on or before the record date established for a particular dividend, reinvestment will commence with that dividend. Dividend record dates for dividends which may be declared on Lockheed Martin common stock and the related payment dates are announced by press release and posted on our website, at www.lockheedmartin.com/investor.

If your enrollment form is received after the record date for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next record date if you are a participant in Lockheed Martin Direct Invest.

13.	At what price will shares be purchased?

For shares purchased on the open market, the price will be the weighted average of the purchase price of all shares purchased for the program for that investment date.

For shares purchased directly from Lockheed Martin, the price will be the average of the high and low sales prices of the common stock on the New York Stock Exchange during regular trading hours for that investment date. If no trading in Lockheed Martin common stock occurs on the New York Stock Exchange for that date, we will determine your price per share on the basis of market quotations as we deem appropriate.

14.	Will fractional shares be purchased?

Yes. If any dividend or optional cash investment is not sufficient to purchase a whole share of Lockheed Martin common stock, a fractional share equivalent will be credited to your account. All fractional shares are rounded to six decimal places.

15.	How are payments with “insufficient funds” handled?

In the event that any check, authorized electronic funds transfer or other deposit is returned unpaid for any reason, or your predesignated U.S. bank account does not have sufficient funds for an automatic debit, Computershare will consider the request for investment of that purchase null and void and will immediately remove from your account any shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, Computershare may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $25 fee for any check or other deposit that is returned unpaid by your bank and for any failed automatic deduction from your predesignated U.S. bank account. This fee will be collected by Computershare through the sale of the number of shares from your Lockheed Martin Direct Invest account necessary to satisfy the fee.

16.	Will interest be paid on the program accounts?

No. Interest will not be paid on amounts held pending investment.

17.	Who will hold the additional shares purchased through Lockheed Martin Direct Invest?

Shares purchased through Lockheed Martin Direct Invest are credited in book-entry form to your account on Computershare’s records. The number of shares (including fractional interests) credited to your account will be shown on each account statement.

If you wish to pledge shares credited to your account, you must first request Computershare to issue a stock certificate for the shares. To request a stock certificate, see Question 18.

18.	How may I receive a stock certificate?

You may obtain a certificate at no cost for some or all of the whole shares credited to your account at any time by simply requesting Computershare to withdraw shares from your program account. You may make such a request by:

•	calling Computershare at 1-877-498-8861;

•	accessing your program account through the Internet at Computershare’s website www.computershare.com/investor;

•	using the tear-off form attached to the account statement; or

•	sending written notice specifying the number of shares to be withdrawn.

Certificates will be issued to you and registered in your name. Certificates are normally issued to participants within two business days after receipt of the request. No certificates will be issued for a fractional share of common stock. If you request a certificate for all shares credited to your account, a certificate will be issued for the whole shares and a cash payment will be made for any remaining fractional share. That cash payment will be based upon the then-current market price of the common stock, less any service fee, any applicable brokerage commission and any other costs of sale.

Withdrawing shares from your account does not affect your dividend reinvestment option. For example, if you authorized the full dividend reinvestment option, cash dividends with respect to shares withdrawn from your account in stock certificate form will continue to be reinvested.

19.	May I add my certificate shares of Lockheed Martin common stock to my Lockheed Martin Direct Invest account for safekeeping?

Yes. You may deposit any Lockheed Martin stock certificate in your possession and registered in your name with Computershare for credit to your account as book-entry shares at any time, at no cost. Lockheed Martin will pay all fees for this service. The safekeeping feature offers two advantages:

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the risk associated with loss, theft or destruction of stock certificates is eliminated; otherwise, in the case of a lost or stolen certificate, no sale or transfer may occur until a replacement is obtained, which can be a costly and time-consuming process; and

•

since shares deposited into your account with Computershare are treated in the same manner as shares purchased through the program, they may be transferred or sold through the program in a convenient and efficient manner.

To combine shares held in certificate form with shares held through your Lockheed Martin Direct Invest account, you must send your request and your certificates to Computershare. The certificates should not be endorsed. Computershare will promptly send you a statement confirming each certificate deposit.

To insure against loss resulting from mailing certificates to Computershare, you should send your certificates to the address listed in Question 25 by registered mail, return receipt requested, and properly insured. If your share certificate is lost, you will be required to post a bond and pay an insurance premium. As of the date of this prospectus, the insurance premium equals 3% of the market value of the securities plus a processing fee of $20 (or a minimum of $70). As a result, we recommend that you insure the shipment of your shares for at least 3% of the market value, plus a $20 processing fee, to cover the cost of the replacement bond in the event that your share certificates are lost or stolen in transit.

20.	How may I sell shares I hold through Lockheed Martin Direct Invest?

You have two choices when making a sale, depending on how you submit your sale request, as follows:

•

Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through Investor Centre or by calling Computershare directly at 1-877-498-8861. Market order sale requests received at

www.computershare.com/investor through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. The price will be the market price of the sale obtained by Computershare’s broker, less a service fee of $25 and a processing fee of $0.12 per share sold.

•

Batch Order: A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by Computershare will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. Batch order sales are available at www.computershare.com/investor through Investor Centre or by calling Computershare directly at 1-877-498-8861. All sale requests with an anticipated market value of $100,000 or more are expected to be submitted in writing. All sales requests received in writing will be submitted as batch order sales. To maximize cost savings for batch order sale requests, Computershare will seek to sell shares in round lot transactions. For this purpose Computershare may combine each selling Program participant’s shares with those of other selling Program participants. In every case of a batch order sale, the price to each selling Program participant will be the weighted average sale price obtained by Computershare’s broker for each aggregate order placed by Computershare and executed by the broker, less a service fee of $15 and a processing fee of $0.12 per share sold.

Computershare reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the Program are sold, and no one, other than Computershare, will select the broker(s) or dealer(s) through or from whom sales are to be made.

21.	Can I transfer shares that I hold in the program to someone else?

Yes. You may transfer ownership of some or all of your shares held through Lockheed Martin Direct Invest. You may call Computershare at 1-877-498-8861 for complete transfer instructions. You also may download transfer instructions at www.computershare.com/investor. You will be asked to send to Computershare written transfer instructions. Your signature on the written transfer instructions must be “Medallion Guaranteed” by a financial institution. Most banks and brokers participate in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner of the participant’s shares. A notary is not sufficient.

You may transfer shares to new or existing Lockheed Martin stockholders. If you transfer less than one whole share, a new Lockheed Martin Direct Invest account may not be opened for the transferee. If the transferee is not already a participant in Lockheed Martin Direct Invest and you transfer more than one whole share, an account will be opened in the name of the transferee and he or she will automatically be enrolled in the program. If the transferee is not already a participant in Lockheed Martin Direct Invest, the account will be enrolled under the full reinvestment option unless you specify differently. The transferee may change the investment option after the transfer has been made as described in Question 23.

You should be aware that the price of Lockheed Martin common stock may rise or fall during the period between a request for sale, its receipt by Computershare and the ultimate sale on the open market. Instructions sent to Computershare to sell shares are binding and may not be rescinded.

22.	I’ve just moved. How can I request a change of address or update other personal data?

It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please call Computershare at 1-877-498-8861, write to Computershare at the address listed in Question 25, or update your information online through Investor Centre at www.computershare.com/investor.

23.	How may I change my dividend reinvestment option or discontinue reinvesting my dividends?

You may change dividend reinvestment options by calling Computershare directly at 1-877-498-8861, instructing Computershare in writing at its address listed in Question 25, online at www.computershare.com/investor or by submitting to Computershare a new election on an enrollment form. To be effective for a specific dividend, any change must be received by Computershare before the record date for that dividend. See Question 12 for information regarding record dates.

You may discontinue reinvestment of cash dividends at any time by calling or writing to Computershare. If Computershare receives your request to discontinue dividend reinvestment on or after the record date for a dividend, Computershare may either pay the dividend in cash or reinvest it under the program on the next investment date on your behalf. If reinvested, Computershare may sell the shares purchased and send the proceeds to you, less any service fee, applicable brokerage commission and any other costs of sale. After processing your request to discontinue dividend reinvestment, any shares credited to your account under Lockheed Martin Direct Invest will continue to be held in book-entry form. Dividends on any shares held in book-entry form, and on any shares you hold in stock certificate form, will be paid in cash by check or direct deposit (at your option). To receive cash dividends by direct deposit, see Question 24.

24.	May I receive dividend payments by direct deposit?

Yes. Through the program’s direct deposit feature, instead of receiving dividend checks, you may elect to have your cash dividends paid by electronic funds transfer to your U.S. bank account on the dividend payment date. To receive dividends by direct deposit, you must complete, sign and return to Computershare an authorization form for direct deposit. You may obtain this form by calling Computershare directly at 1-877-498-8861. You also may elect direct deposit at www.computershare.com/investor through Investor Centre.

Authorization forms for direct deposit will be processed and will become effective as promptly as practicable after receipt of the form by Computershare. You may change your designated bank account for direct deposit or discontinue this feature at any time by submitting to Computershare a new authorization form for direct deposit, through the Internet, or by written instruction to Computershare.

25.	Who administers Lockheed Martin Direct Invest? How do I contact them?

Computershare Trust Company, N.A. directs the purchase of and credits participants’ accounts with shares of Lockheed Martin common stock acquired under the program, keeps records, sends statements of account activity to participants and performs other related duties.

You may contact Computershare by writing to:

Lockheed Martin Direct Invest

c/o Computershare

P.O. Box 43078

Providence, RI 02940-3078

You may contact Computershare toll-free at one of the telephone numbers listed below:

•	Stockholder customer service, including sale of shares: 1-877-498-8861 (within the U.S. and Canada) and 1-781-575-2879 (outside the U.S. and Canada).

•	New investors requesting program material: 1-877-498-8861 (available 24 hours a day, 7 days a week) and TDD: 1-800-952-9245 (a telecommunications device for the hearing impaired is available).

You also may contact Computershare via the Internet. Computershare’s Internet address is www.computershare.com/investor. Messages sent via the Internet will be responded to promptly. At Computershare’s website, you can access your share balance, sell shares, request a stock certificate, and obtain online forms and other information about your account.

26.	What reports will I receive?

Easy to read statements of your calendar year-to-date account activity will be sent to you after each transaction, which will simplify your record keeping. Each account statement will show the amount invested, the purchase or sale price, the number of shares purchased or sold and any applicable service fees, as well as any activity associated with share deposits or withdrawals. Please notify Computershare promptly either in writing or by telephone if your address changes. In addition, you will receive copies of the same communications sent to all other holders of Lockheed Martin common stock, such as annual reports and proxy statements. You also will receive any Internal Revenue Service information returns, if required.

Please retain all account statements for your records. The statements contain important tax and other information.

27.	What if Lockheed Martin issues a stock dividend or declares a stock split?

Any stock dividends or split shares of Lockheed Martin common stock distributed by Lockheed Martin on shares credited to your account or on shares held by you in the form of stock certificates will be credited to your account. You will receive a statement indicating the number of shares or dividends earned as a result of the transaction.

28.	How do I vote my program shares at stockholders’ meetings?

In connection with any meeting of Lockheed Martin stockholders, you will receive proxy materials, including a proxy card representing both the shares for which you hold physical certificates and the whole shares held credited to your Lockheed Martin Direct Invest account. Fractional shares will not be voted. You may vote your shares in accordance with the instructions provided in the proxy materials.

29.	Can Lockheed Martin Direct Invest be changed?

While Lockheed Martin Direct Invest is intended to continue indefinitely, Lockheed Martin reserves the right to suspend or terminate the program at any time. Lockheed Martin also reserves the right to make modifications to the program. You will be notified of any such suspension, termination or modification.

Computershare also may terminate your Lockheed Martin Direct Invest account if you do not own at least one whole share. In the event that your program account is terminated for this reason, a check for the cash value of the fractional share based upon the then-current market price, less any service fee, any brokerage commission and any other costs of sale will be sent to you and your account will be closed.

Any questions of interpretation that may arise under the program will be determined by Lockheed Martin and Lockheed Martin’s determination will be final.

30.	What are the responsibilities of Lockheed Martin and Computershare under the program?

Neither Lockheed Martin nor Computershare will be liable for any act or omission to act, which was done in good faith, including any claim of liability arising out of the failure to cease reinvestment of dividends for a participant’s account upon the participant’s death prior to receipt of notice in writing of the death along with a request to cease dividend reinvestment from a qualified representative of deceased, the prices at which shares are purchased or sold for participants’ accounts, the times when purchases or sales are made, or fluctuations in the market value of Lockheed Martin common stock.

You should recognize that neither Lockheed Martin nor Computershare can assure you of a profit or protect you against a loss on shares purchased through the program.

Although Lockheed Martin currently contemplates the continuation of quarterly dividends, the payment and amount of dividends is subject to the discretion of Lockheed Martin’s Board of Directors and will depend upon future earnings, the financial condition of Lockheed Martin and other factors.

31.	What are the federal income tax consequences of participating in the program?

This is a general discussion of the U.S. federal income tax consequences of the program. You should consult your own tax advisor with respect to the tax consequences of participation in the program (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to your particular situation.

Cash dividends reinvested under the program will be taxable for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash. The total amount of dividends earned by you during the year, whether or not they are reinvested, will be reported to you and the U.S. Internal Revenue Service on IRS Form 1099-DIV shortly after the close of each year.

In addition, when Computershare purchases shares for your account on the open market rather than directly from Lockheed Martin, you must include in your gross income, as an additional dividend, your allocable share of any brokerage commissions paid by Lockheed Martin. This amount will be reported to you and the U.S. Internal Revenue Service on IRS Form 1099-DIV shortly after the end of each year. Your tax basis in these shares will be the cost of the shares plus your allocable share of brokerage commissions paid by Lockheed Martin.

You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to your program account or the withdrawal of whole shares from your account. You will, however, generally realize gain or loss upon the receipt of cash for a fractional share credited to your account. You will also realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares (generally, the amount you paid for the shares, plus allocable brokerage commissions paid by Lockheed Martin). In order to determine the tax basis for shares in your account, you should retain all account statements.

If you are a nonresident foreign stockholder whose dividends are subject to U.S. federal income tax withholding, the amount of the tax to be withheld will be deducted from the amount of dividends to determine the amount of dividends to reinvest.

Dividends paid on shares in the program accounts, and proceeds from a sale of shares, may be subject to the “backup withholding” provisions of the Internal Revenue Code. If you fail to furnish a properly completed Form W-9 or its equivalent or are otherwise subject to backup withholding, Computershare must withhold and pay over to the Internal Revenue Service a withholding tax at the rate (currently 28%) prescribed by Section 3406 of the Internal Revenue Code from the amount of dividends, the proceeds of the sale of a fractional share, and the proceeds of any sale of whole shares, unless you are exempt from backup withholding.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and certain information we file later with the SEC automatically will update and, to the extent inconsistent, supersede the information filed earlier. We incorporate by reference the documents listed below (and any amendments to these documents) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the Debt Securities covered by this prospectus is completed; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC.

We incorporate by reference into this prospectus: our Annual Report on Form 10-K for the year ended December 31, 2007; the portions of our proxy statement filed with the SEC on March 14, 2008 that were incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2007; our Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2008, June 29, 2008, and September 28, 2008; and our Current Reports on Form 8-K filed with the SEC on January 29, 2008, March 12, 2008, April 25, 2008, June 2, 2008, June 27, 2008, and October 21, 2008.

You may obtain copies of the documents we incorporate by reference by contacting us at the address indicated below or by contacting the SEC as described below under “Where to Find Additional Information.” We will provide without charge upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of these documents should be directed to:

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

Attention: Corporate Secretary

Telephone: (301) 897-6000

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the registration statement of which this prospectus is a part, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov.

USE OF PROCEEDS

Lockheed Martin will receive proceeds from the purchase of Lockheed Martin common stock through the program only to the extent that such purchases are made directly from Lockheed Martin and not from open market purchases by Computershare. Any proceeds received by us (which cannot be estimated), will be used for general corporate purposes.

LEGAL OPINIONS

The legality of the common stock covered by this prospectus has been passed upon for Lockheed Martin by David A. Dedman, Esq., Vice President and Associate General Counsel, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817.

EXPERTS

The consolidated financial statements of Lockheed Martin Corporation incorporated by reference in Lockheed Martin Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2007 and the effectiveness of Lockheed Martin Corporation’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Lockheed Martin Corporation for the three-month period ended March 30, 2008, the three- and six-month period ended June 29, 2008, and the three- and nine-month period ended September 28, 2008, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 22, 2008, July 22, 2008, and October 21, 2008 included in Lockheed Martin Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 30, 2008, June 29, 2008, and September 28, 2008 incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered. All amounts shown (other than the SEC registration fee) are estimates subject to future contingencies.

SEC registration fee	$5,315

Legal fees and expenses	$10,000

Printing and distribution of prospectus	$10,000

Accounting fees and expenses	$5,000

Miscellaneous expenses	$4,685

Total	$35,000

Item 15. Indemnification of Directors and Officers

The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding, or (c) in respect of certain other actions not applicable to the registrant. Under the Maryland General Corporation Law, unless limited by a corporation’s charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director, unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

Article XI of the charter of the registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the charter of the registrant also authorizes the registrant to adopt bylaws or resolutions to provide for the indemnification of directors and officers. Article VI of the Bylaws of the registrant provides for the indemnification of the registrant’s directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the registrant’s directors and officers are covered by certain insurance policies maintained by the registrant.

Item 16. Exhibits

Exhibit Number	Description
5.1	Opinion of David A. Dedman, Vice President and Associate General Counsel of Lockheed Martin Corporation

15	Acknowledgment of Ernst & Young, LLP, Independent Registered Accounting Firm

23.1	Consent of David A. Dedman, Vice President and Associate General Counsel of Lockheed Martin Corporation (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Auditors

24.1	Powers of Attorney

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on November 25, 2008.

LOCKHEED MARTIN CORPORATION

By:	/s/ DAVID A. DEDMAN
David A. Dedman
Vice President and Associate General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of November 25, 2008 by the following persons in the capacities indicated.

Name	Title

* Robert J. Stevens	Chairman, President and Chief Executive Officer (principal executive officer)

* Bruce L. Tanner	Executive Vice President and Chief Financial Officer (principal financial officer)

* Martin T. Stanislav	Vice President and Controller (principal accounting officer)

* E.C. Aldridge, Jr.	Director

* Nolan D. Archibald	Director

* David B. Burritt	Director

* James O. Ellis, Jr.	Director

* Gwendolyn S. King	Director

* James M. Loy	Director

* Douglas H. McCorkindale	Director

* Joseph W. Ralston	Director

Name	Title

* Frank Savage	Director

* James M. Schneider	Director

* Anne Stevens	Director

* James R. Ukropina	Director

*By:	/s/ DAVID A. DEDMAN
David A. Dedman Attorney in Fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of David A. Dedman, Vice President and Associate General Counsel of Lockheed Martin Corporation

15	Acknowledgment of Ernst & Young, LLP, Independent Registered Accounting Firm

23.1	Consent of David A. Dedman, Vice President and Associate General Counsel of Lockheed Martin Corporation (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Auditors

24.1	Powers of Attorney